Exhibit 99.1

Adjusted Revenue $213.1 million, up 12.9 percent, Adjusted Diluted EPS $0.66, up 15.8 percent

WINDSOR, CT, July 29, 2015 (PR Newswire) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter ended June 30, 2015.

Financial Highlights:

•	Adjusted revenue (defined below) of $213.1 million in the second quarter 2015, representing an increase of 12.9 percent from the second quarter 2014

•	Adjusted operating income (defined below) increased 15.6 percent to $85.5 million, or 40.1 percent of adjusted revenue

•	Adjusted Net Income (defined below) increased 18.5 percent to $58.7 million in the second quarter of 2015

•	Ended the quarter with $729.8 million in cash

“Our company had another strong quarter with record adjusted revenues, up 12.9%, and record adjusted diluted EPS of $0.66. The business had broad strength and we overcame foreign currency headwinds as all major currencies lost ground to the U.S. Dollar,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “Our acquisition of DST Global Solutions has begun to bear fruit as EBITDA margins climbed to over 40% for this business. We continue to see opportunities around the globe and the Advent acquisition integration is in full swing. We have expanded our offices in Boston, New York, and Windsor, and announced yesterday our Evansville, Indiana expansion.”

Results

SS&C reported GAAP revenue of $212.8 million for the second quarter of 2015, compared to $188.7 million in the second quarter of 2014, a 12.7 percent increase. GAAP operating income for the second quarter of 2015 was $58.4 million, or 27.4 percent of revenue. This represents an increase of 28.6 percent compared to $45.4 million, or 24.1 percent of revenue, in the second quarter of 2014. GAAP net income for the second quarter of 2015 was $39.1 million compared to $27.2 million in the second quarter of 2014, a 43.6 percent increase. On a fully diluted GAAP basis, earnings per share in the second quarter of 2015 were $0.44.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the second quarter of 2015 was $85.5 million, or 40.1 percent of adjusted revenue. This represents a 15.6 percent increase compared to $74.0 million, or 39.2 percent of adjusted revenue, in the second quarter of 2014. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the second quarter of 2015 was $58.7 million compared to $49.6 million in 2014’s second quarter, an 18.5 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the second quarter of 2015 were $0.66 compared to $0.57 in the second quarter of 2014, a 15.8 percent increase.

Operating Cash Flow

SS&C generated net cash from operating activities of $100.7 million for the six months ended June 30, 2015, compared to $92.8 million for the same period in 2014. SS&C ended the quarter with $729.8 million in cash, and $471.0 million in gross debt.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue for the quarter on an annualized basis, was $743.8 million based on maintenance and software-enabled services revenue of $186.0 million for the second quarter of 2015. This represents an increase of 8.6 percent from $171.2 million and $685.0 million annual run-rate in the same period in 2014 and a decrease of 1.8 percent from $189.3 million for the first quarter of 2015, an annual run rate of $757.1 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Guidance

	Q3 2015	FY 2015
Adjusted Revenue ($M)	$305.0 –$311.0	$1,044.0 – $1,056.0
Adjusted Net Income ($M)	$61.9 – $64.7	$243.0 – $248.5
Cash from Operating Activities ($M)	—	$280.0 –$295.0
Capital Expenditures (% of revenue)	—	2.4% – 2.8%
Diluted Shares (M)	102.5 – 103.0	95.6 – 96.0
Effective Income Tax Rate (%)	—	27% – 29%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q2 earnings call will take place at 5:00 p.m. eastern time today, July 29, 2015. The call will discuss Q2 2015 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies 2015 Second Quarter Earnings Conference Call” conference ID# 83122689. A replay will be available after 8:00 p.m. eastern time on July 29, 2015, until midnight on August 5, 2015. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code # 83122689. The call will also be available for replay on SS&C’s website after July 29, 2015; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the third quarter and full year of 2015, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 10,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets. SS&C’s technology and services helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world.

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For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenues:
Software-enabled services	$150,123	$145,547	$303,690	$290,930
Software licenses	16,090	9,866	23,416	17,365
Maintenance	35,836	25,691	71,554	51,217
Professional services	10,719	7,618	19,843	15,020

Total revenues	212,768	188,722	418,503	374,532

Cost of revenues:
Software-enabled services	88,548	86,040	177,150	171,731
Software licenses	1,390	806	2,780	1,657
Maintenance	11,969	10,077	25,770	20,008
Professional services	7,596	5,310	16,110	10,336

Total cost of revenues	109,503	102,233	221,810	203,732

Gross profit	103,265	86,489	196,693	170,800

Operating expenses:
Selling and marketing	13,931	12,203	27,318	24,101
Research and development	17,520	13,939	37,128	27,526
General and administrative	13,463	14,958	30,763	26,759

Total operating expenses	44,914	41,100	95,209	78,386

Operating income	58,351	45,389	101,484	92,414
Interest expense, net	(5,419)	(6,569)	(11,019)	(13,667)
Other (expense) income, net	(164)	(59)	(1,671)	(745)

Income before income taxes	52,768	38,761	88,794	78,002
Provision for income taxes	13,640	11,516	23,420	24,309

Net income	$39,128	$27,245	$65,374	$53,693

Basic earnings per share	$0.46	$0.33	$0.77	$0.65

Basic weighted average number of common shares outstanding	85,405	83,118	84,837	82,921

Diluted earnings per share	$0.44	$0.31	$0.73	$0.62

Diluted weighted average number of common and common equivalent shares outstanding	89,552	87,091	88,987	86,999

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$729,808	$109,577
Accounts receivable, net	94,733	94,359
Prepaid income taxes	5,090	11,857
Deferred income taxes	2,857	2,975
Prepaid expenses and other current assets	13,789	14,927
Restricted cash	1,478	1,477

Total current assets	847,755	235,172
Property and equipment, net	51,324	54,277
Deferred income taxes	1,892	1,135
Goodwill	1,558,785	1,573,227
Intangible and other assets, net	376,615	421,511

Total assets	$2,836,371	$2,285,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$17,224	$20,470
Accounts payable	8,659	12,004
Income taxes payable	—	1,116
Accrued employee compensation and benefits	28,030	53,975
Deferred income taxes	—	110
Other accrued expenses	29,504	30,666
Deferred maintenance and other revenue	67,280	73,254

Total current liabilities	150,697	191,595
Long-term debt, net of current portion	448,382	618,435
Other long-term liabilities	25,086	26,446
Deferred income taxes	94,692	102,176

Total liabilities	718,857	938,652
Total stockholders’ equity	2,117,514	1,346,670

Total liabilities and stockholders’ equity	$2,836,371	$2,285,322

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,	June 30,
	2015	2014
Cash flow from operating activities:
Net income	$65,374	$53,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,103	49,832
Stock-based compensation expense	8,314	5,770
Income tax benefit related to exercise of stock options	(5,065)	(8,235)
Amortization of loan origination costs	2,874	2,956
Loss (gain) on sale or disposition of property and equipment	209	698
Deferred income taxes	(7,395)	(5,550)
Provision for doubtful accounts	299	473
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(1,804)	1,532
Prepaid expenses and other assets	2,488	(1,403)
Accounts payable	(2,405)	789
Accrued expenses	(20,186)	(15,507)
Income taxes prepaid and payable	11,064	13,250
Deferred maintenance and other revenue	(5,148)	(5,478)

Net cash provided by operating activities	100,722	92,820

Cash flow from investing activities:
Additions to property and equipment	(5,750)	(9,460)
Proceeds from sale of property and equipment	—	1
Cash paid for business acquisitions, net of cash acquired	(7,863)	—
Additions to capitalized software	(1,792)	(1,704)
Net changes in restricted cash	—	983

Net cash used in investing activities	(15,405)	(10,180)

Cash flow from financing activities:
Repayments of debt	(174,000)	(107,000)
Proceeds from exercise of stock options	8,735	12,337
Proceeds from common stock issuance, net	717,866	—
Income tax benefit related to exercise of stock options	5,065	8,235
Payment of fees related to refinancing activities	—	(512)
Purchase of common stock for treasury	—	(7,386)
Dividends paid on common stock	(21,101)	—

Net cash provided by (used in) financing activities	536,565	(94,326)

Effect of exchange rate changes on cash	(1,651)	736

Net increase (decrease) in cash	620,231	(10,950)
Cash, beginning of period	109,577	84,470

Cash, end of period	$729,808	$73,520

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014
Revenue	$212,768	$188,722	$418,503	$374,532
Purchase accounting adjustments to deferred revenue	302	—	699	—

Adjusted revenue	$213,070	$188,722	$419,202	$374,532

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2015	2014	2015	2014
Operating income	$58,351	$45,389	$101,484	$92,414
Amortization of intangible assets	22,312	21,285	44,493	42,611
Stock-based compensation	4,208	2,795	8,314	5,770
Capital-based taxes	(636)	—	(636)	6
Unusual or non-recurring charges	994	4,511	8,579	5,839
Purchase accounting adjustments	302	—	699	(27)

Adjusted operating income	$85,531	$73,980	$162,933	$146,613

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
(in thousands)	2015	2014	2015	2014	2015
Net income	$39,128	$27,245	$65,374	$53,693	$142,808
Interest expense, net	5,419	6,569	11,019	13,667	22,824
Taxes	13,640	11,516	23,420	24,309	45,638
Depreciation and amortization	26,107	24,896	52,103	49,832	102,102

EBITDA	84,294	70,226	151,916	141,501	313,372
Stock-based compensation	4,208	2,795	8,314	5,770	14,027
Capital-based taxes	(636)	—	(636)	6	(636)
Unusual or non-recurring charges	1,158	4,570	10,250	6,584	8,542
Acquired EBITDA and cost savings	389	—	2,156	—	19,645
Purchase accounting adjustments	302	—	699	(27)	1,202
Other	47	132	142	83	374

Consolidated EBITDA	89,762	77,723	172,841	153,917	356,526
Less: acquired EBITDA	(389)	—	(2,156)	—	(19,645)

Adjusted Consolidated EBITDA	$89,373	$77,723	$170,685	$153,917	$336,881

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2015	2014	2015	2014
GAAP – Net income	$39,128	$27,245	$65,374	$53,693
Plus: Amortization of intangible assets	22,312	21,285	44,493	42,611
Plus: Amortization of deferred financing costs and original issue discount	1,439	1,436	2,874	2,956
Plus: Stock-based compensation	4,208	2,795	8,314	5,770
Plus: Capital-based taxes	(636)	—	(636)	6
Plus: Unusual and non-recurring items	1,158	4,570	10,250	6,584
Plus: Purchase accounting adjustments	302	—	699	(27)
Income tax effect (1)	(9,194)	(7,761)	(19,920)	(13,743)

Adjusted net income	$58,717	$49,570	$111,448	$97,850

Adjusted diluted earnings per share	$0.66	$0.57	$1.25	$1.12
GAAP diluted earnings per share	$0.44	$0.31	$0.73	$0.62
Diluted weighted-average shares outstanding	89,552	87,091	88,987	86,999

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.